Exhibit 99.3

Donald J. Campbell (NV Bar No. 1216)
J. Colby Williams (NV Bar No. 5549)
CAMPBELL & WILLIAMS
Attorneys at Law
700 South Seventh Street
Las Vegas, NV 89101
Telephone: (702) 382-5222
Facsimile: (702) 382-0540

Joseph R. Re (CA Bar No. 134,479)
Jon W. Gurka (CA Bar No. 187,964)
Irfan A. Lateef (CA Bar No. 204,004)
KNOBBE, MARTENS, OLSON & BEAR, LLP
2040 Main Street, Fourteenth Floor
Irvine, CA 92614
Telephone: (949) 760-0404
Facsimile: (949) 760-9502

Attorneys for Plaintiff
Shuffle Master, Inc.

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF NEVADA

SHUFFLE MASTER, INC., a Nevada	)	Civil Action No.
corporation,	)	CV-S-02-0438-JCM-PAL
)
Plaintiff,	)
)
v.	)	JUDGMENT
)
VENDINGDATA CORPORATION, a	)
Nevada corporation; CASINOVATIONS,	)
INC., a Nevada corporation; and	)
CASINOVATIONS SALES	)
INCORPORATED, a Nevada corporation,	)
)
Defendants.	)
)
AND RELATED CLAIMS	)

The above entitled case, having been resolved by a Settlement Agreement entered into between the parties, pursuant to which Defendants VendingData Corporation, Casinovations, Inc., and Casinovations Sales Inc. (collectively “VendingData”), have confessed judgment in favor of Plaintiff Shuffle Master, Inc. (“Shuffle Master”) in the amount of Four Hundred Thousand Dollars ($400,000) as set forth in the Confession of Judgement filed with the Clerk of this Court, and good cause appearing therefor,

IT IS HEREBY ORDERED, ADJUDGED AND DECREED by the Court that Shuffle Master shall recover of VendingData the sum of Four Hundred Thousand Dollars ($400,000) in accordance with the terms of the parties’ Settlement Agreement and VendingData’s Confession of Judgment.

IT IS FURTHER ORDERED by the Court that each party shall bear their own attorney’s fees and costs.

UNITED STATES DISTRICT JUDGE

DATED